SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                November 6, 1997





                                SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                     0-20957                52-1382541
----------------------------        --------------         --------------
(State or other jurisdiction        (SEC File No.)          (IRS Employer
     of incorporation)                                     Identification
                                                               Number)


226 Landis Avenue, Vineland, New Jersey                        08360
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events.
         -------------

         On November 6, 1997, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank, Vineland, New Jersey (the "Bank"), announced that the Bank had entered into a Branch Purchase and Deposit Assumption Agreement (the "Agreement") to purchase the Eatontown, New Jersey office located in Monmouth County, New Jersey, and approximately $28 million of deposits from First Savings Bank, Woodbridge, New Jersey ("Seller"). Consummation of the transaction is subject to, among other conditions, regulatory approval.

         A copy of the press release issued by the Corporation on November 6, 1997, is attached hereto as Exhibit 99.1, and incorporated herein by reference in its entirety.



Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------
         (c) Exhibits:

                  99.1    Press Release dated November 6, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SUN BANCORP, INC.



Date: November 10, 1997                 By:  /s/Robert F. Mack
                                             -----------------------
                                             Robert F. Mack
                                             Chief Financial Officer